UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2004

NANOGEN, INC.

(Exact name of registrant specified in its charter)

Delaware	000-23541	33-0489621
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10398 Pacific Center Court, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code: (858) 410-4600

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 7, 2004, Nanogen, Inc., a Delaware corporation (“Nanogen”), Empire Acquisition Corp., a Delaware corporation (“Merger Sub”) and Epoch Biosciences, Inc., a Delaware corporation (“Epoch”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), under which Merger Sub will be merged with and into Epoch (the “Merger”), with Epoch continuing after the Merger as the surviving corporation and a wholly-owned subsidiary of Nanogen. Under the Merger Agreement, Epoch stockholders will receive a number of shares of Nanogen stock with a value, based on Nanogen’s average closing price during the period prior to closing, of $2.00 for each share of Epoch common stock held by them, so long as the average closing price per share of Nanogen’s common stock during the period prior to closing is within the range of $3.16 to $4.28. Outside of this price range, Epoch stockholders will receive a fixed number of shares of Nanogen common stock equal to 0.4673 for each share of Epoch common stock held by them if the average closing price of Nanogen’s common stock is above the range and 0.6329 for each share of Epoch common stock held by them if Nanogen’s average closing price is below the range. Nanogen’s average closing price will be based on the average closing price of Nanogen’s common stock as reported on the Nasdaq National Market on the 20 consecutive trading days ending on and including the third trading day preceding the closing.

The Merger Agreement has been unanimously approved by the respective Boards of Directors of Nanogen and Epoch, and the transactions contemplated thereby are subject to the approval of the respective stockholders of Nanogen and Epoch and other customary closing conditions. The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Each executive officer and director and certain stockholders of Epoch have entered into a Voting Agreement dated on or about September 7, 2004 (the “Company Voting Agreement”) with Nanogen whereby each such executive officer, director or stockholder has agreed, among other things, to vote his or her shares of Epoch common stock in favor of the Merger. Additionally, the executive officers and directors of Nanogen have entered into a Voting Agreement with Epoch dated on or about September 7, 2004 (the “Parent Voting Agreement”) whereby such executive officers or directors have agreed, among other things, to vote his or her shares of Nanogen common stock in favor of the Merger. The foregoing description of the Company Voting Agreement and the Parent Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Company Voting Agreement and the Parent Voting Agreement, which are filed as Annex A and Annex B to Exhibit 2.1 hereto and are incorporated herein by reference.

In connection with the Merger, Nanogen will file a registration statement on Form S-4, which will include a prospectus of Nanogen and a joint proxy statement for each of Nanogen’s and Epoch’s special stockholder meetings, with the Securities and Exchange Commission. Investors and security holders are advised to read the registration statement, prospectus and joint proxy statement when they become available because they will contain important information about the proposed merger. Investors and security holders may obtain a free copy of the registration statement, prospectus and joint proxy statement (when available) and other documents filed by Nanogen and Epoch with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at http://www.sec.gov. Free copies of the registration statement, prospectus and joint proxy statement (when available) and other documents filed by Nanogen with the Securities and Exchange Commission may also be obtained from Nanogen by directing a request to Nanogen, Attention: Larry Respess, Secretary, (858) 410-4600.

Nanogen and its directors and its executive officers may be deemed, under SEC rules, to be soliciting proxies from Epoch’s and Nanogen’s stockholders in favor of the proposed merger. Information regarding the identity of these persons, and their interests in the solicitation, will be set forth in a Schedule 14A filed with the SEC, and available free of charge at the SEC website and public reference rooms, and from the Nanogen corporate secretary.

Item 7.01 Regulation FD Disclosure.

On September 7, 2004, Nanogen and Epoch issued a joint press release announcing their signing of the Merger Agreement, a copy of which is furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits. The following documents are filed as exhibits to this report:

2.1*	Agreement and Plan of Merger and Reorganization dated as of September 7, 2004, by and among Nanogen, Inc., Epoch Biosciences, Inc. and Empire Acquisition Corp., including the form of Company Voting Agreement and Parent Voting Agreement attached as Annex A and Annex B thereto.

99.1	Joint Press Release dated September 7, 2004.

*	Schedules and similar attachments to the Agreement and Plan of Merger and Reorganization have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOGEN, INC.

Date: September 7, 2004	By:	/s/ Howard C. Birndorf
	Name:	Howard C. Birndorf
	Title:	Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Document Description
2.1	Agreement and Plan of Merger and Reorganization dated as of September 7, 2004, by and among Nanogen, Inc., Epoch Biosciences, Inc. and Empire Acquisition Corp., including the form of Company Voting Agreement and Parent Voting Agreement attached as Annex A and Annex B thereto.

99.1	Joint Press Release dated September 7, 2004.